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                                 SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[X] Soliciting Material Pursuant to (S) 240.14a-12

                         PENNZOIL-QUAKER STATE COMPANY
                          ----------------------------
               (Name of Registrant as Specified In Its  Charter)
                          ----------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transactions:
    (5) Total fee paid.

_____
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

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                  [PENNZOIL-QUAKER STATE COMPANY LETTERHEAD]



FOR IMMEDIATE RELEASE                                  CONTACT:     Ray Scippa
                                                                    713/546-8942


             PENNZOIL QUAKER-STATE COMPANY ANNOUNCES RECORD DATE
                           AND ANNUAL MEETING DATE


     HOUSTON (May 31, 2002) - The Board of Directors of Pennzoil-Quaker State Company [NYSE:PZL] has set June 17, 2002 as a record date for shareholders entitled to receive notice of and to vote at the annual meeting of shareholders set for August 1, 2002.

     In addition to electing directors and approving the appointment of auditors for 2002, shareholders of record on June 17, 2002 will be entitled to vote on the proposed acquisition of Pennzoil-Quaker State Company by Shell Oil Company, an affiliate of the Royal Dutch/Shell Group of Companies.


     IMPORTANT LEGAL INFORMATION: INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT WILL BE FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION BY PENNZOIL-QUAKER STATE COMPANY AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND OTHER DOCUMENTS FILED WITH THE SEC BY PENNZOIL-QUAKER STATE COMPANY, AT THE SEC'S WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT, AND OTHER DOCUMENTS FILED WITH THE SEC BY PENNZOIL-QUAKER STATE COMPANY, MAY ALSO BE OBTAINED FOR FREE BY DIRECTING A REQUEST TO PENNZOIL-QUAKER STATE COMPANY AT 700 MILAM, HOUSTON, TEXAS, 77002. INVESTORS MAY OBTAIN A DETAILED LIST OF NAMES, AFFILIATIONS AND INTERESTS OF PARTICIPANTS IN THE SOLICITATION OF PROXIES OF PENNZOIL-QUAKER STATE COMPANY'S STOCKHOLDERS TO APPROVE THE TRANSACTION AT THE FOLLOWING ADDRESS:
700 MILAM, HOUSTON, TEXAS, 77002.

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